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                                                                       EXHIBIT J

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference and use of our report dated July 17, 2002, on the financial statements and financial highlights of VALIC Company I (comprised of Asset Allocation Fund, Blue Chip Growth Fund, Capital Conservation Fund, Core Equity Fund, Government Securities Fund, Growth & Income Fund, Health Sciences Fund, Income & Growth Fund, International Equities Fund, International Government Bond Fund, International Growth Fund, Large Cap Growth Fund, Mid Cap Index Fund, Money Market I Fund, Nasdaq-100(R) Index Fund, Opportunities Fund, Science & Technology Fund, Small Cap Fund, Small Cap Index Fund, Social Awareness Fund, Stock Index Fund, and Value Fund) in Post-Effective Amendment Number 36 to the Registration Statement (Form N-1A No. 2-83631).


                                                       ERNST & YOUNG LLP

Houston, Texas
September 16, 2002